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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sundstrand Corporation for the registration of $150,000,000 of debt securities and to the incorporation by reference therein of our report dated January 26, 1995 (except for the Subsequent Event note, as to which the date is February 21, 1995), with respect to the consolidated financial statements of Sundstrand Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP


Chicago, Illinois
February 5, 1996